Exhibit 99.1

CardConnect Corp.

1000 Continental Drive, Suite 300

King of Prussia, PA 19406

877.828.0720

https://cardconnect.com

CardConnect Corp. Reports Third Quarter Financial Results

King of Prussia, PA – November 10, 2016 - CardConnect Corp. (NASDAQ: CCN) (“CardConnect”), one of the nation's leading payment processors, today provided financial results for the quarter ended September 30, 2016. Revenue increased 30.7% to $154.0 million in the third quarter as compared to $117.9 million in the prior year period. Net revenue increased 32.2% to $41.1 million in the third quarter as compared to $31.1 million in the prior year period. Revenue and net revenue growth were driven by record growth in both Merchant Acquiring services and Enterprise services. Merchant Acquiring services revenue and net revenue were driven by record bankcard volume of $5.8 billion for the quarter ended September 30, 2016, a 33.9% increase from the prior year period.

Highlights for the third quarter of 2016 include:

●	Bankcard volume of $5.8 billion, a 33.9% increase from $4.4 billion in the prior year period

●	Revenue of $154.0 million, a 30.7% increase from $117.9 million in the prior year period

●	Net revenue of $41.1 million, a 32.2% increase from $31.1 million in the prior year period [1]

●	Net loss of $22.1 million, and GAAP loss of $0.93 per share

●	Pro forma adjusted net income of $3.5 million, and pro forma adjusted net income per share of $0.11 [1]

●	Adjusted EBITDA was $10.6 million, compared to $7.1 million in the prior year period [1]

Jeff Shanahan, President and CEO of CardConnect, said, "I am very pleased to report strong results in our first quarter following the merger. In the third quarter, we generated a 33.9% increase in total bankcard volume fueled by our continued success in penetrating the integrated payments market. Our go to market strategy for integrated payments is based on the distribution of our CardPointe platform. SMB merchants access our CardPointe platform via our developer friendly APIs, mobile iOS and Android solutions, a full featured virtual terminal, and our Point to Point Encrypted (AKA, P2PE) device solutions. It’s at the forefront of our ability to differentiate CardConnect as a leading provider of value-added merchant electronic payment and related services. We are now focused on leveraging our new corporate structure to accelerate growth and expand the CardConnect franchise. Our focus will continue to be to reinvest in our differentiated technology to take advantage of the trend in the market that places greater value on integrated payment services and security. We are pleased with our third quarter results and look forward to life as a public company.”

Earnings Conference Call and Audio Webcast
CardConnect will host a conference call to discuss the third quarter financial results today at 8:30 a.m. ET. You may participate by calling 877-883-0383 and providing the operator with Pin Number 5914339. You can also listen to the conference call broadcast through a webcast on CardConnect’s website. To access the webcast, please visit the Investor Relations portion of CardConnect’s website at www.cardconnect.com. The webcast will be archived on CardConnect’s website for replay within two hours of the live call.

[1]	Net revenue, adjusted EBITDA, pro forma adjusted net income, and pro forma adjusted net income per share are non-GAAP measures that are detailed later in the attached schedules to this release.

Non-GAAP Financial Measures

This earnings release presents non-GAAP financial information including net revenue, adjusted EBITDA, pro forma adjusted net income, and pro forma adjusted net income per share. The company uses these non-GAAP financial performance measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The company believes that they provide useful information about operating results by excluding certain expenses that may not be indicative of its core operating results and business outlook. As such, management believes the presentation of these non-GAAP financial measures enhances the overall understanding of past financial performance and future prospects, and allows for greater transparency with respect to key metrics used by management in its financial and operational decision making.

The non-GAAP measures presented in this release are important financial performance measures for the company, but are not financial measures as defined by GAAP. The presentation of this financial information is not intended to be considered in isolation of or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the company’s results of operations as determined in accordance with GAAP. These measures should only be used to evaluate the company’s result of operations in conjunction with the corresponding GAAP measures. Reconciliations of these non-GAAP measures to the most directly comparable GAAP financial measures are presented in the attached schedules to this release.

About CardConnect

CardConnect (CCN) is a leading provider of payment processing and technology solutions, helping more than 65,000 organizations – from independent coffee shops to iconic global brands – accept billions of dollars in card transactions each year. Since its inception in 2006, CardConnect has developed advanced payment solutions backed by patented, PCI-certified point-to-point encryption (P2PE) and tokenization. The company’s small-to-midsize business offering, CardPointe, is a comprehensive platform that includes a powerful reporting and transaction management portal which extends to a native mobile app. For enterprise-level organizations, CardSecure integrates omni-channel payment acceptance into several ERP systems – such as Oracle, SAP, JD Edwards and Infor M3 – in a way that minimizes PCI compliance requirements and lowers transaction costs.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "anticipate", "believe", "expect", "estimate", "plan", "outlook", and "project" and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements are based on CardConnect’s management’s current expectations and beliefs, as well as a number of assumptions concerning future events.

Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside CardConnect’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements. Additional risks and factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements can be found in CardConnect’s reports filed with the SEC, which are available, free of charge, at the SEC’s website at www.sec.gov. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and CardConnect undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Joe Hassett

Gregory FCA Communications

27 West Athens Ave.

Ardmore, PA 19003

Tel: 610-228-2110

Email: joeh@gregoryfca.com

Schedule 1

CardConnect Corp.

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended September 30,		Change		Nine Months Ended September 30,		Change
	2016	2015	Amount	%	2016	2015	Amount	%

Revenue	$154,031,109	$117,860,548	$36,170,561	30.7%	$432,484,905	$331,105,661	$101,379,244	30.6%

Cost of services (exclusive of depreciation and amortization shown separately below):
Interchange and pass-through	112,949,106	86,785,102	26,164,004	30.1%	317,552,417	243,400,105	74,152,312	30.5%
Other cost of services	23,428,462	18,660,872	4,767,590	25.5%	67,251,017	51,267,988	15,983,029	31.2%
Total cost of services	136,377,568	105,445,974	30,931,594	29.3%	384,803,434	294,668,093	90,135,341	30.6%
General and administrative	31,222,863	6,290,209	24,932,654	396.4%	45,576,797	17,887,090	27,689,707	154.8%
Depreciation	444,745	293,430	151,315	51.6%	1,298,200	882,788	415,412	47.1%
Amortization of intangibles	5,291,330	5,054,952	236,378	4.7%	15,387,036	14,447,780	939,256	6.5%
Total expenses	173,336,506	117,084,565	56,251,941	48.0%	447,065,467	327,885,751	119,179,716	36.3%
(Loss) income from operations	(19,305,397)	775,983	(20,081,380)	(2587.9)%	(14,580,562)	3,219,910	(17,800,472)	(552.8)%

Other expense:
Interest expense, net	(1,764,711)	(274,150)	(1,490,561)	543.7%	(2,636,908)	(844,308)	(1,792,600)	212.3%
Other, net	(239,030)	(20,141)	(218,889)	1086.8%	(405,719)	(173,328)	(232,391)	134.1%
Total other expense	(2,003,741)	(294,291)	(1,709,450)	580.9%	(3,042,627)	(1,017,636)	(2,024,991)	199.0%

(Loss) income before income tax provision	(21,309,138)	481,692	(21,790,830)	(4523.8)%	(17,623,189)	2,202,274	(19,825,463)	(900.2)%
Provision for income taxes	(772,160)	(315,346)	(456,814)	144.9%	(1,064,328)	(1,314,809)	250,481	(19.1)%
Net (loss) income	$(22,081,298)	$166,346	$(22,247,644)	(13374.3)%	$(18,687,517)	$887,465	$(19,574,982)	(2205.7)%
Dividends on preferred stock	(666,667)	-	(666,667)	na	(666,667)	-	(666,667)	na
Net (loss) income available for common shareholders	(22,747,965)	166,346	(22,914,311)	(13775.1)%	(19,354,184)	887,465	(20,241,649)	(2280.8)%

(Loss) earnings per share:
Basic	$(0.93)	$0.01	$(0.94)	(9400.0)%	$(1.06)	$0.06	$(1.12)	(1866.7)%
Diluted	$(0.93)	$0.01	$(0.94)	(9400.0)%	$(1.06)	$0.05	$(1.11)	(2220.0)%

Weighted-average common shares outstanding:
Basic	24,449,816	15,145,708	9,304,108	61.4%	18,277,085	15,145,708	3,131,377	20.7%
Diluted	24,449,816	16,720,871	7,728,945	46.2%	18,277,085	16,720,871	1,556,214	9.3%

Schedule 2

CardConnect Corp.

Consolidated Balance Sheets

	September 30,	December 31,
	2016	2015
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$9,624,317	$3,574,661
Restricted cash	5,678,308	1,603,783
Accounts receivable	19,931,120	15,670,324
Processing assets	7,217,647	6,929,522
Other receivables	1,374,812	1,659,588
Related-party receivables	125,663	145,367
Prepaid income taxes	–	168,522
Other prepaid expenses	1,261,309	542,827
Other current assets	1,872,397	1,248,805
Total current assets	47,085,573	31,543,399

Property and equipment, net	5,953,016	6,109,009

Other assets:
Long-term restricted cash	3,083,333	–
Long-term related-party receivables	184,795	4,140,000
Long-term other receivables	442,499	621,844
Goodwill	40,241,161	40,241,161
Intangible assets, net	59,673,941	63,013,832
Long-term other assets	890,993	242,373
Total assets	$157,555,311	$145,911,618

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,942,232	$2,897,056
Residuals payable	6,391,358	5,642,386
Processing liabilities	9,145,319	8,533,305
Settlement obligation	2,842,409	2,691,569
Accrued expenses	2,904,852	2,247,030
Income tax payable	525,865	–
Current portion of LT debt	3,000,000	–
Deferred revenue	2,974,017	1,382,099
Total current liabilities	30,726,052	23,393,445

Long-term liabilities:
Accrued expenses	1,889,373	2,059,011
Long-term debt	129,144,041	59,964,989
Deferred tax liability	1,787,216	1,787,216
Total long-term liabilities	132,820,630	63,811,216

Total liabilities	163,546,682	87,204,661

CardConnect Corp. Redeemable Series A Preferred Stock	37,500,000	–

Stockholders’ equity:
FTS Holding Corporation Preferred Stock	-	2,037
Common stock	28,751	15,145
Additional paid-in capital	2,748,135	88,687,317
Accumulated deficit	(46,268,257)	(26,914,073)
Treasury stock of 681,538 common shares at December 31, 2015 Treasury stock	-	(3,083,469)
Total stockholders’ equity	(43,491,371)	58,706,957
Total liabilities and stockholders’ equity	$157,555,311	$145,911,618

Schedule 3

CardConnect Corp.

Reconciliation of GAAP Revenue to Net Revenue

(Unaudited)

	Three Months Ended September 30,		Change		Nine Months Ended September 30,		Change
	2016	2015	Amount	%	2016	2015	Amount	%

Revenue	$154,031,109	$117,860,548	$36,170,560	30.7%	$432,484,905	$331,105,662	$101,379,243	30.6%

Non-GAAP Adjustments:
Interchange and pass-through (1)	112,949,106	86,785,102	26,164,004	30.1%	$317,552,417	243,400,105	74,152,312	30.5%
Net Revenue	$41,082,003	$31,075,446	$10,006,556	32.2%	$114,932,487	$87,705,557	$27,226,931	31.0%

Non-GAAP Financial Measures

This schedule presents net revenue, which is an important financial performance measure for the Company, but is not a financial measure as defined by GAAP. Such financial measure should not be considered as an alternative to GAAP revenue, and such measure may not be comparable to those reported by other companies. Amounts may not foot due to rounding.

(1)	Represents interchange fees, dues and assessments, debit network fees and other pass-through costs.

Schedule 4

CardConnect Corp.

Reconciliation of GAAP Net Income to Adjusted EBITDA

(Unaudited)

	Three Months Ended September 30,		Change		Nine Months Ended September 30,		Change
	2016	2015	Amount	%	2016	2015	Amount	%

Net (loss) Income	$(22,081,298)	$166,346	$(22,247,644)	(13374.3)%	$(18,687,518)	$887,465	$(19,574,983)	(2205.7)%

Non-GAAP Adjustments:
Interest expense, net	1,764,711	274,150	1,490,560	543.7%	2,636,908	844,308	1,792,600	212.3%
Depreciation and amortization	5,736,075	5,348,382	387,693	7.2%	16,685,236	15,330,568	1,354,668	8.8%
Taxes (1)	960,684	335,486	625,197	186.4%	1,418,954	1,487,836	(68,882)	(4.6)%
EBITDA	(13,619,829)	6,124,365	(19,744,194)	(322.4)%	2,053,580	18,550,177	(16,496,597)	(88.9)%

Share-based compensation	2,939,668	461,538	2,478,131	536.9%	3,788,400	1,384,694	2,403,706	173.6%
(Gain)/Loss on Asset Disposal	50,506	-	50,506	na	50,506	-	50,506	na
Non-operating expenses (2)	20,728,169	-	20,728,169	na	20,728,169	-	20,728,169	na
Transition, acquisition and integration costs (3)	526,100	528,094	(1,993)	(0.4)%	1,086,759	1,443,494	(356,735)	(24.7)%
Adjusted EBITDA	$10,624,615	$7,113,996	$3,510,619	49.3%	$27,707,415	$21,378,365	$6,329,050	29.6%

Non-GAAP Financial Measures

This schedule presents adjusted EBITDA, which is an important financial performance measure for the Company, but is not a financial measure as defined by GAAP. Such financial measure should not be considered as an alternative to GAAP net income, and such measure may not be comparable to those reported by other companies. Amounts may not foot due to rounding.

(1)	Includes the provision for income taxes and other business taxes.
(2)	Non-operating expenses for the three and nine months ended September 30, 2016 relate to the transaction costs associated with the July 29, 2016 merger.
(3)	Represents acquisition and integration costs incurred in the connection with our acquisitions, charges related to employee termination benefits and other transition activities.

Schedule 5

CardConnect Corp.

Reconciliation of Pro Forma Adjusted Net Income to Net Income

(Unaudited)

	Three Months Ended September 30,		Change		Nine Months Ended September 30,		Change
	2016	2015	Amount	%	2016	2015	Amount	%

Net (loss) Income	$(22,081,298)	$166,346	$(22,247,644)	(13374.3)%	$(18,687,518)	$887,465	$(19,574,983)	(2205.7)%
Provision for income taxes	(772,160)	(315,346)	(456,814)	144.9%	(1,064,328)	(1,314,809)	250,481	(19.1)%
(Loss) Income before income tax provision	(21,309,138)	481,692	(21,790,830)	(4523.8)%	(17,623,190)	2,202,274	(19,825,464)	(900.2)%

Non-GAAP Adjustments:
Non-operating expenses (1)	20,728,169	-	20,728,169	na	20,728,169	-	20,728,169	na
Transition, acquisition and integration costs (2)	526,100	528,094	(1,993)	(0.4)%	1,086,759	1,443,194	(356,435)	(24.7)%
Share-based compensation	2,939,668	461,538	2,478,130	536.9%	3,788,400	1,384,694	2,403,706	173.6%
Intangible amortization (3)	2,955,812	2,647,983	307,829	11.6%	8,884,618	7,940,896	943,722	11.9%
Non-GAAP (Loss) Income before income tax provision	5,840,611	4,119,307	1,721,305	41.8%	16,864,756	12,971,058	3,893,699	30.0%

Non-GAAP Pro Forma Adjustments:
Pro Forma Provision for income taxes (4)	(2,303,427)	(1,705,393)	(598,034)	35.1%	(6,613,638)	(5,370,018)	(1,243,620)	23.2%
Pro Forma Adjusted Net Income	3,537,184	2,413,914	1,123,271	46.5%	10,251,118	7,601,039	2,650,078	34.9%

Pro Forma common shares outstanding (5)	30,866,441	30,866,441	-	0.0%	30,866,441	30,866,441	-	0.0%

Pro Forma Adjusted Net Income per share	$0.11	$0.08	$0.04	46.5%	$0.33	$0.25	$0.09	34.9%

Non-GAAP and Pro Forma Financial Measures

This schedule presents non-GAAP and pro forma financial measures, which are important financial performance measures for the Company, but are not financial measures defined by GAAP. Such financial measures should not be considered as alternatives to GAAP, and such measures may not be comparable to those reported by other companies. Amounts may not foot due to rounding.

(1)	Non-operating expenses for the three and nine months ended September 30, 2016 relate to the transaction costs associated with the July 29, 2016 merger.
(2)	Represents acquisition and integration costs incurred in the connection with our acquisitions, charges related to employee termination benefits and other transition activities.
(3)	Represents amortization expenses related to finite-lived intangible assets recorded in connection with our acquisitions.
(4)	Represents pro forma adjusted income tax expense to reflect an effective tax rate of 39.1% for 2016 and 41.4% for 2015, assuming the reversal of the valuation allowance recorded in connection with our deferred tax asset.
(5)	Includes 2,141,498 shares outstanding assuming the exercise of 3,463,950 fully vested, ‘in the money’ options resulting from the July 29, 2016 merger.

Schedule 6

CardConnect Corp.

Outlook Summary

(Unaudited)

($ in millions)

	Full Year Financial Outlook
	Year Ended December 31, 2016

Revenue	$588	-	$603

Non-GAAP Adjustments:
Interchange and pass-through (1)	436	-	447
Net Revenue	$152	-	$156

Non-GAAP Financial Measures

This schedule presents net revenue, which is an important financial performance measure for the Company, but is not a financial measure as defined by GAAP. Such financial measure should not be considered as an alternative to GAAP revenue, and such measure may not be comparable to those reported by other companies. Amounts may not foot due to rounding.

(1)	Represents interchange fees, dues and assessments, debit network fees and other pass-through costs.